UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2017

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2017, the board of directors of Spark Networks, Inc. (the “Company”) approved of amended and restated bylaws of the Company effective as of such date (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws eliminate Article VII from the Company’s prior bylaws, which had set forth restrictions on the transfer of the Company’s securities in order to address certain tax benefits of the Company. Subsequent articles in the bylaws were renumbered and no other changes were made to the Company’s bylaws. A copy of the Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Fifth Amended and Restated Bylaws of Spark Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: May 31, 2017	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Fifth Amended and Restated Bylaws of Spark Networks, Inc.